Exhibit 10.12

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

RETAIL RECONDITIONING SERVICES AGREEMENT

BY AND BETWEEN

MANHEIM REMARKETING,

INC D/B/A MANHEIM RETAIL SOLUTIONS

AND

LEFT GATE PROPERTY HOLDING, LLC

D/B/A VROOM

DATED AS OF MAY 20, 2020

RETAIL RECONDITIONING SERVICES AGREEMENT

DATED AS OF MAY 20, 2020

TABLE OF CONTENTS

1.	BACKGROUND	1

2.	RECONDITIONING AND IMAGING	1

3.	STORAGE	2

4.	TRANSPORT AND DELIVERY	2

5.	QBR MEETINGS AND COMMUNICATION	3

6.	MRS GUARANTEE OF SERVICES	3

7.	LIABILITY FOR THEFT, LOSS, OR DAMAGE	3

8.	INSURANCE REQUIREMENTS	4

9.	TERM AND TERMINATION	5

10.	FEES AND PAYMENTS	5

11.	ADDITIONAL REPRESENTATIONS AND WARRANTIES	6

12.	DISCLAIMERS	6

13.	CONFIDENTIALITY	7

14.	INDEMNIFICATION	8

15.	NATURE OF RELATIONSHIP	9

16.	NOTICES	9

17.	MISCELLANEOUS	9

EXHIBIT A: MRS RECONDITIONING CENTERS

EXHIBIT B: RECONDITIONING PLAYBOOK

EXHIBIT C: SERVICE LEVEL AGREEMENT

EXHIBIT D: STORAGE FEES

EXHIBIT E: PROGRAM SERVICES RECONCILIATION

EXHIBIT F: FEE SCHEDULE

RETAIL RECONDITIONING SERVICES AGREEMENT

THIS RETAIL RECONDITIONING SERVICES AGREEMENT ( this “Agreement”) is dated as of the 20th day of May 2020, by and between Manheim Remarketing, Inc. d/b/a Manheim Retail Solutions, with its principal place of business located at 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328 (“MRS”), and Left Gate Property Holding, LLC d/b/a Vroom, with its principal place of business located at 12053 Southwest Freeway, Stafford, TX 77477 (“Dealer”). MRS and Dealer together may be referred to as the “Parties” and each a “Party.”

1. BACKGROUND.

MRS and Dealer shall establish a program (the “Program”), whereby MRS will provide certain inspection, reconditioning, imaging, staging and delivery facilitation services for Dealer’s designated used vehicle inventory (collectively, “Program Services”). As used herein, “reconditioning services” refers to MRS’ retail reconditioning services and does not include wholesale reconditioning services. MRS will arrange for each vehicle designated by Dealer to be inspected, reconditioned and imaged as provided for herein (each, a “Vehicle”), and then, if requested by Dealer, transported and delivered pursuant to the written instructions provided by Dealer.

2.	RECONDITIONING AND IMAGING.

2.1 MRS will arrange for each Vehicle to be reconditioned and imaged by MRS at the specialized vehicle reconditioning centers set forth on Exhibit A, as Exhibit A may be amended by the Parties, in writing, from time to time (the “MRS Reconditioning Centers” and, each individually, an “MRS Reconditioning Center”). Each Vehicle will be reconditioned and imaged by MRS in accordance with the following process:

(a) MRS will complete an inspection of each Vehicle upon its arrival at the MRS Reconditioning Center utilizing a vehicle inspection report provided by Dealer as part of its “Reconditioning Playbook”, a copy of which is attached hereto as Exhibit B, as Exhibit B may be amended by mutual agreement of MRS and Dealer from time to time (the “Recon Playbook”).

(b) MRS will recondition the Vehicle using MRS’s own tools and supplies in accordance with the reconditioning guidelines and standards provided in the Recon Playbook, or as otherwise agreed by the Parties in writing.

(c) MRS will conduct all reconditioning services in accordance with the Recon Playbook. Prior to MRS performing any reconditioning services on a Vehicle, MRS will provide Dealer with an estimate of the cost of such reconditioning services and obtain Dealer’s written approval to perform such reconditioning services.

(d) MRS will photograph each Vehicle in accordance with the imaging package specified in the Recon Playbook and will utilize the same software, mobile applications and digital imaging tools (the “Imagining Technology”) utilized by Dealer, including use of the [***] software and imaging tools on mobile devices utilized by MRS’s personnel (collectively, “Vroom Imaging Technology”), until such time as MRS adopts and implements its own Imaging Technology solution (the “MRS Imagining Technology”) that meets the Dealer Standards, as defined below. The Vroom Imaging Technology shall be provided by Dealer to MRS [***], unless otherwise agreed by the Parties in writing. MRS will electronically distribute these images to Dealer in a manner mutually agreed upon between MRS and Dealer. MRS acknowledges and agrees that (i) all Vehicle images and photographs taken with either Vroom

Imaging Technology or MRS Imaging Technology (“[***]”) shall be the property of Dealer, shall be stored on Dealer’s servers and used only for the sole benefit of Dealer or MRS’ performance hereunder; (ii) it shall use such Vroom Imaging Technology only for Dealer’s benefit and not for itself or other MRS customers; and (iii) it shall provide internet connectivity at the MRS Reconditioning Centers suitable for the use of the Vroom Imaging Technology, in each case, unless otherwise agreed by the Parties in writing, provided, however, that it in no event shall MRS be required to make infrastructure improvements or changes to provide internet connectivity unless agreed to, in writing, by the Parties. Prior to using any MRS Imaging Technology for the Program Services, (i) MRS and Dealer shall mutually test and evaluate such technology to ensure that it satisfies Dealer’s standards and produces consistent images, including Dealer’s APIs and the image format (e.g., [***]) required by Dealer (the “Dealer Standards”) and (ii) MRS shall obtain Dealer’s written consent to the use of the MRS Imaging Technology, which consent may not be unreasonably withheld.

(e) MRS and its applicable Affiliates (as defined in Section 13.1) may also utilize certain inventory management systems and other digital tools in order to further assist Dealer in the management of the Program and provisions of the Program Services hereunder. Unless specifically provided for herein, any such utilization shall be mutually agreed upon by the Parties.

(f) The Parties have agreed to the Service Level Agreement governing MRS’s performance of the Program Services hereunder in the form attached as Exhibit C, as Exhibit C may be amended by mutual agreement of MRS and Dealer from time to time (“SLA”).

(g) MRS hereby assigns and transfers, and agrees to assign and transfer, nunc pro tunc where applicable, to Dealer, effective as of the date of creation of each [***], all rights, title, and interest MRS may have in the [***] and the associated copyrights, including all [***] created on Dealer’s behalf prior to the date of this Agreement (collectively, the “Copyrights”), and any applications and registrations thereof, together with all claims for damages by reason of past infringement of the Copyrights with the right to sue for and collect the same for Dealer’s own use and benefit, as applicable, and for the use and on behalf of Dealer’s successors, assigns or other legal representatives. MRS agrees to execute and deliver at the request of the Dealer, all papers, instruments, and assignments, and to perform any other reasonable acts Dealer may require in order to vest all rights, title and interest in the Copyrights in Dealer and/or to provide evidence to support any of the foregoing in the event such evidence is deemed necessary by the Dealer. To the extent MRS has contracted with others to create and author [***] on behalf of Dealer, MRS represents and warrants that such third-party works shall be subject to the same terms of this Section 2(g) and that such works shall be considered [***] hereunder. Upon request by Dealer, MRS agrees to deliver to Dealer copies of the [***], including the highest resolution and quality versions of all photographs possessed by MRS.

3. STORAGE. As to each Vehicle, once (i) such Vehicle is fully reconditioned in accordance with the terms hereof, (ii) photographs of such Vehicle are uploaded such that it is available for sale on the vroom.com website and (iii) such Vehicle is released for delivery to or pickup by Dealer (“Vehicle Recon Completion”), Dealer shall determine the location of storage for such Vehicle and, if stored at a MRS Reconditioning Center, Dealer will pay the storage fees set forth on Exhibit D. (the “Storage Fees”).

4. TRANSPORT AND DELIVERY. Dealer will determine the manner in which each Vehicle is transported to and/or from an MRS Reconditioning Center and has sole discretion in deciding which vendor to use for the transportation, if any. As such, Dealer acknowledges and agrees that, unless MRS or an Affiliate thereof is directly providing the transportation, MRS shall have no liability or obligation of any kind with respect to any Vehicle during the delivery or transportation process and transporter shall be exclusively responsible for any such damage. For the avoidance of doubt MRS shall have no liability or obligation with respect to any Vehicle at any time that such Vehicle is not located at or on an MRS Reconditioning Center or being transported by MRS, or an Affiliate thereof, in accordance with this Section 4.

5. QBR Meetings and Communication.

5.1 MRS and Dealer shall conduct quarterly business review meetings (“QBR Meetings”) at such time, at such location and with such participants as the Parties shall mutually agree. At such meetings, the Parties shall review and evaluate [***] and such other matters related to the Program Services or the other matters contemplated by this Agreement as the Parties shall determine. Minutes shall be kept at every QBR meeting to be reviewed and approved by both Parties. Any changes to any of the Exhibits hereto upon which the Parties agree as a result of the QBR Meetings shall be documented in writing and executed by each of the Parties in accordance with Section 17(e) hereof.

5.2 In order to foster ongoing communication between the Parties and to facilitate Dealer’s ability to manage its reconditioning operations, MRS agrees that, [***].

6. MRS GUARANTEE OF SERVICES. MRS represents and warrants that it will perform the Program Services in accordance with the Recon Playbook and in all events in a workmanlike manner, at or above industry standards. [***]. For all reconditioning services provided hereunder, MRS agrees that it will reimburse Dealer for documented repairs and expenses in accordance with terms and in the amounts set forth on Exhibit E, as such Exhibit E may be amended from time to time by mutual agreement of MRS and Dealer.

7. LIABILITY FOR THEFT, LOSS, OR DAMAGE. MRS shall be responsible to Dealer for any theft or loss of any Vehicle and for any damage to a Vehicle that takes place while such Vehicle is in MRS’s possession, in each case, except to the extent such theft, loss or damage occurs, in whole or in part, as a direct or indirect result of (i) any act or omission on the part of Dealer or any of its employees or representatives; (ii) any act of God (including any weather-related event) or any other Force Majeure Event; or (iii) any design defect or mechanical failure affecting a Vehicle (unless such defect or failure was caused by MRS or the Program Services). [***].

8. INSURANCE REQUIREMENTS.

8.1 Coverage by MRS. MRS, at its sole cost, shall procure and maintain in full force and effect at all times during the Term the following insurance coverage (the “Required MRS Insurance Policies”):

(a) Comprehensive General Liability Coverage. A comprehensive general liability policy including contractual liability, broad form property damage and personal injury coverage, covering claims of injury (including death) or property damage that may occur at any of the MRS Reconditioning Centers, with a policy limit of at least $[***] per loss. MRS’s policy shall name Dealer as additional insured for claims arising from MRS’s services under this Agreement.

(b) Business Auto Liability Coverage. Business Auto liability insurance policy for bodily injury and property damage in amounts of not less than a limit of $[***] per accident, and $[***] in the aggregate, covering accidents arising out of MRS’s use of Dealer’s owned, leased and non-owned vehicles.

(c) Garage Keepers Legal Liability. Garage Keepers Legal Liability insurance coverage, covering damages to Dealer vehicles for which MRS is responsible under the terms of this Agreement, with a total policy limit at least sufficient to cover the Vroom Fair Market Value for each Vehicle in MRS’s possession at any given time.

(d) Workers’ Compensation and Employer Liability Coverage. Workers’ Compensation insurance (not any alternative form of coverage) for at least the applicable statutory limit; and employer’s liability (or equivalent coverage under commercial umbrella) with at least a $[***] limit for each accident, for bodily injury by accident, and at least a $[***] limit for each employee for bodily injury by disease. Each such policy must waive subrogation in favor of MRS.

8.2 Additional Insureds; Evidence of Required MRS Insurance Policies. The general and auto liability insurance policies obtained by MRS shall name Dealer and its applicable Affiliates as additional insureds on a primary and non-contributing basis for claims caused by MRS’s services under this Agreement. On or prior to the date hereof, MRS shall provide Dealer with a certificate or certificates of insurance evidencing that the above-mandated insurance requirements have been satisfied and specifying that the applicable insurance carriers will mail direct written notice to Dealer at least fifteen (15) days prior to any cancellation or non-renewal of any of the above-mandated policies. MRS shall obtain the insurance coverages required under this Section from insurance carriers having been assigned an A.M. Best Financial Size Category (FSC) of “VIII” or higher and having a minimum A.M. Best Financial Strength (FSR) rating of “A-.” Payment of all deductibles, self-insured retentions, or other costs associated with MRS’s existing insurance policies or any of the required insurance policies shall at all times be the sole responsibility of, and paid by, MRS.

9. TERM AND TERMINATION.

9.1. Term. This Agreement shall commence on the date hereof and, unless earlier terminated pursuant to Section 9.2, shall continue for a period of three (3) years thereafter (the “Initial Term”). At the conclusion of the Initial Term, unless earlier terminated pursuant to Section 9.2, this Agreement shall renew for additional one (1) year terms (each, a “Renewal Term” and together with the Initial Term, the “Term”) unless either Party provides written notice of non-renewal to the other Party at least one hundred eighty (180) days prior to the end of the Initial Term or then-current Renewal Term, as the case may be.

9.2. Termination.

(a) This Agreement may be terminated by either Party for convenience from and after the one (1) year anniversary of the date of this Agreement, upon twelve (12) months prior written notice to the other Party (the “Notice Period”).

(b) This Agreement may be partially terminated (i) by either Party, [***] at any time, with or without cause and without terminating the entire agreement, upon [***] prior written notice to the other Party, provided, however, that [***] (x) [***] or (y) [***] or (ii) by Dealer pursuant to [***]. As used in this Section 9.2, [***].

(c) This Agreement may be terminated immediately by either Party in the event of any material breach of this Agreement by the other Party that (if curable) is not cured within thirty (30) days of receipt of written notice of such breach by the breaching Party.

9.3 Effect of Termination. Upon any termination or expiration of this Agreement, including a Partial Termination, all fees, charges and other amounts owed to MRS or any of its Affiliates for any Program Services performed or provided by MRS or any of its Affiliates up to including the effective dates of such termination or expiration (the “Outstanding Amounts Owed”) shall be due and payable, except in the case of a material breach by MRS where Dealer shall only be obligated to pay the Outstanding Amounts Owed up to the date of such material breach, provided, however, that in the event of a Partial Termination, the Outstanding Amounts Owed shall only be for that portion of the Agreement that was terminated. The provisions of Sections 6, 7, 9.3, 10.2, 11, 12, 13, 14, 15, 16 and 17 shall survive any termination or expiration of this Agreement in accordance with their respective terms.

10. FEES AND PAYMENTS.

10.1. Servicing Fees. Dealer shall pay to MRS for each Vehicle any applicable fees for the Program Services, including Storage Fees (together, “Servicing Fees”) as set forth on the fee schedule attached hereto as Exhibit F (the “Fee Schedule”), as such Fee Schedule may be amended, from time to time, by written agreement of the Parties. The Parties acknowledge and agree that the Fee Schedule shall apply to all MRS Reconditioning Centers unless the Parties have agreed, in writing, to different Servicing Fees for a particular MRS Reconditioning Center (each an “MRS Reconditioning Specific Service Fee Table”) and such MRS Reconditioning Specific Service Fee Table, when signed by both Parties, shall automatically become a part of Exhibit F.

10.2. Payments. MRS shall invoice Dealer monthly for all Servicing Fees owed by Dealer hereunder. Dealer shall pay to MRS all such Servicing Fees via check or wire transfer within thirty (30) days of receiving MRS’s invoice. Notwithstanding anything to the contrary in this Agreement, any amounts due and payable to MRS or its Affiliates under this Agreement that remain unpaid as a result of any dishonored checks or failure to wire funds shall be immediately due and payable to MRS or its applicable Affiliate, and Dealer shall in all cases remain fully liable and responsible for such amounts.

10.3. Taxes. Dealer shall be responsible for any taxes, assessments and other similar amounts that may be owed for or in connection with the receipt of any services hereunder. All fees and other amounts owed to MRS under this Agreement shall be paid in full, without any deduction or withholding by Dealer for any taxes.

11. ADDITIONAL REPRESENTATIONS AND WARRANTIES.

11.1. MRS. MRS represents and warrants to Dealer that (a) it is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has and shall maintain the power and authority to enter into this Agreement and to undertake its obligations hereunder, in each case without the consent of any other person or entity; (b) it is not a party to any contract or other agreement that would prohibit or restrict it from performing its obligations under this Agreement; (c) it and its employees and agents performing services hereunder will comply with all laws, rules, regulations, ordinances and decrees imposed by any governmental or regulatory authority applicable to the Program Services (“Laws”) in connection with its participation in the Program and with the performance of its obligations under this Agreement; (d) if MRS’s services under this Agreement require a license, MRS has obtained that license and the license will remain in full force and effect during the term of this Agreement; (e) it has implemented adequate administrative, procedural, technical and physical safeguards designed to (i) provide for the security and confidentiality of non-public information of Dealer or its Affiliates provided, collected, and/or received by it in connection with the Program Services, (ii) protect against any anticipated threats or hazards to the security or integrity of such information and (iii) protect against unauthorized access to or use of such information which could result in substantial harm to Dealer; and (f) it will promptly notify Dealer of any data security breach or incident that could affect the security, integrity or confidentiality of any non-public information of Dealer or its Affiliates.

11.2. Dealer. Dealer represents and warrants to MRS that (a) it is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas, and has and shall maintain the power and authority to enter into this Agreement and to undertake its obligations hereunder and thereunder, in each case without the consent of any other person or entity; (b) it is not a party to any contract or other agreement that would prohibit or restrict it from performing its obligations under this Agreement; (c) it and its employees and agents managing the receipt of services hereunder will comply with all Laws in connection with its participation in the Program and its receipt of any services hereunder; and (d) Dealer does not, and will not, engage in any retail activity which will take place at any Manheim auction location or any MRS Reconditioning Centers or any instrumentality of the foregoing.

12. DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2, 6 AND 11.1, NEITHER MRS NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY TO DEALER WITH RESPECT TO THE PROGRAM, ANY VEHICLE OR ANY SERVICES, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR ANY SERVICES THAT MAY BE PROVIDED HEREUNDER OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY TYPE OR NATURE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

13. CONFIDENTIALITY.

13.1. Confidential Information. For purposes of this Agreement, “Confidential Information” means all non-public or proprietary information given, disclosed, or made available by a Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) in connection with the Program or in the course of performing any services or other obligations under this Agreement. Confidential Information shall include, without limitation, all financial, business, legal, and technical information of the Disclosing Party or any of its Affiliates, vendors (including any licensor or seller of Vroom Imaging Technology), suppliers, customers, and employees (including information about research, development, operations, marketing, transactions, regulatory affairs, discoveries, inventions, methods, processes, pricing, materials, algorithms, software, specifications, designs, drawings, data, strategies, plans, prospects, know-how, and ideas, whether tangible or intangible, and including all copies, abstracts, summaries, analyses, and other derivatives thereof). Confidential Information also includes the terms and conditions of this Agreement, including any fees, discounts or other pricing information that may be provided or offered to Dealer from time to time. Confidential Information does not include any information that: (a) is or becomes publicly available through no fault or breach of this Agreement by the Receiving Party; (b) is received from a third Party not under an obligation of confidentiality with respect to such information as demonstrated by documentary evidence; or (c) is independently developed by the Receiving Party, as established by documents or other competent evidence in the Receiving Party’s possession, without reference to any Confidential Information of the Disclosing Party. Confidential Information may be written, oral or recorded or on tape, disks or other electronic media. For purposes of this Agreement, “Affiliate” means, with respect to either Party, any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first named Party.

13.2. Restrictions on Disclosure. The Receiving Party shall (a) hold all Confidential Information in confidence using at least the same degree of care as it employs to protect its own confidential information of a similar nature (but in no event less than a commercially reasonable standard of care); (b) not use the Confidential Information for any purpose other than performing its obligations under this Agreement; and (c) not disclose the Confidential Information other than to its Affiliates and its and their respective employees and contractors that have a reasonable need to know or have access to such Confidential Information and that have been made aware of the confidential nature of the Confidential Information. The Receiving Party shall be responsible for any breach of this Section 13.2 by any of its Affiliates and any of its or their respective employees or contractors. Notwithstanding the foregoing, a Party may disclose Confidential Information to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by Law, provided that the Receiving Party (i) notifies the Disclosing Party in advance of such disclosure so as to permit the Disclosing Party sufficient time in which to request confidential treatment or a protective order prior to any such disclosure, and (ii) provides such reasonable cooperation as the Disclosing Party may request in obtaining such confidential treatment or protective order. The confidentiality and other obligations set forth in this Section 13.2 shall continue for the duration of the Term and for a period of three (3) years thereafter, except that with respect to trade secrets (as defined by Law), the confidentiality and other obligations set forth in this Section 13.2 shall continue for so long as they remain trade secrets. All Confidential Information made available hereunder, including copies thereof, shall be returned or destroyed upon termination of this Agreement or request by the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may retain copies of the Disclosing Party’s Confidential Information solely to the extent

(a) required by applicable Law, or (b) created by technical, automatic archiving, or backup processes maintained in the ordinary course of business, provided that, in each case, the Receiving Party’s obligations under this Agreement with respect to such Confidential Information shall survive for as long as such Confidential Information is retained by the Receiving Party and that with respect to copies created by automatic archiving or backup processes such copies are not used for any purpose and are destroyed in the course of normal archive or backup operations.

13.3. Remedies for Breach. In the event of any breach or violation of Section 13.2, each Party acknowledges and agrees that the affected Party may suffer substantial damages that are not readily ascertainable or fully compensable by monetary damages. Accordingly, the Disclosing Party will be entitled (without limiting any other rights or remedies otherwise available to the Disclosing Party) to seek an injunction or such other equitable relief as may be available from any court of competent jurisdiction in order to prevent any continued or recurring breach or violation of Section 13.2, without posting any bond.

13.4. Use of Vroom Imaging Technology. MRS undertakes and agrees that it will not, and will not enable others to, use the Vroom Imaging Technology for any purpose not expressly permitted by this Agreement, and without limiting the foregoing, MRS will not:

(a) copy, modify, translate, adapt or otherwise create derivative works or improvements, whether or not patentable, of the Vroom Imaging Technology or any part thereof;

(b) reverse engineer, disassemble, decompile, decode or otherwise attempt to derive or gain access to, reconstruct, identify or discover the source code, underlying ideas, techniques, or algorithms of the Vroom Imaging Technology, or any part thereof;

(c) remove, delete, alter or obscure any trademarks or any copyright, trademark, patent or other intellectual property or proprietary rights notices from the Vroom Imaging Technology, including any copy thereof;

(d) remove, disable, circumvent or otherwise create or implement any workaround to any copy protection, rights management or security features in or protecting the Vroom Imaging Technology or any part thereof, or any proprietary website or tools associated with the Vroom Imaging Technology; or

(e) use the Vroom Imaging Technology in, or in association with, the design, construction, maintenance or operation of any hazardous environments or systems (which, for the avoidance of doubt, does not include the Program Services). For the avoidance of doubt this Section 13.4 shall only apply to the Vroom Imaging Technology and not any MRS Imaging Technology.

14. INDEMNIFICATION.

14.1 Dealer shall indemnify, defend and hold harmless MRS and its Affiliates, and each of their respective directors, officers, shareholders, employees, successors and assigns (collectively, the “MRS Indemnified Parties”), from and against any and all third party claims and causes of action and any resulting judgments, damages, costs, expenses (including reasonable attorneys’ fees) and other liabilities (collectively, “Damages”) incurred by any MRS Indemnified Party, in the event such third-party claim or cause of action arises from (a) any breach by Dealer of this Agreement, including any representation, warranty or covenant of Dealer as set forth herein; (b) the subsequent sale or other disposition of any Vehicle (including the purchase or resale of any Vehicle to or by any retail customer, or any complaint or issue relating to any such purchase or resale transaction); or (c) the use or condition of any Vehicle at any time after such Vehicle is delivered to Dealer as provided for herein; provided, however, that none of the MRS Indemnified Parties shall be entitled to the foregoing rights to indemnification to the extent that any of the Damages relates to or arose from any breach by MRS or its Affiliates (or any party performing MRS’s obligations hereunder) of any representation, warranty, covenant, agreement or obligation of MRS as set forth in this Agreement, including, without limitation, Sections 2, 6, and/or 11.

14.2 MRS shall indemnify, defend and hold harmless Dealer and its Affiliates, and each of their respective directors, officers, shareholders, employees, successors and assigns (collectively, the “Dealer Indemnified Parties”), from and against any and all third party claims and causes of action and any resulting Damages incurred by any Dealer Indemnified Party, in the event that such third-party claim or cause of action relates to or arises from: (a) any breach by MRS or its Affiliates (or any party performing MRS’s obligations hereunder) of this Agreement, including any representation, warranty, covenant, agreement or obligation of MRS as set forth in this Agreement, including, without limitation, Sections 2, 6, and/or 11; and/or (b) any defect with a Vehicle arising from the Program Services that MRS performed on such Vehicle under this Agreement.

15. NATURE OF RELATIONSHIP. MRS will at all times be acting as an independent contractor under this Agreement, and not as an agent, employee or partner of Dealer. Other than as provided herein, Dealer shall neither have nor exercise any control or direction over the methods by which MRS shall perform the services under this Agreement. This Agreement is not intended to create, and does not create, any partnership, joint venture, agency, fiduciary or other relationship between the Parties, beyond the relationship of independent parties to a commercial contract.

16. NOTICES. All notices required or permitted to be given hereunder shall be in writing and deemed given if sent to the address of the applicable Party as first set forth above either (a) by registered or certified U.S. mail, return receipt requested, postage prepaid, three (3) days after such mailing, or (b) by national overnight courier service, the next business day. A copy of any notices provided to MRS hereunder shall also be sent simultaneously to: c/o Cox Automotive, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, Attn: Legal Department. A copy of any notices provided to Dealer hereunder shall also be sent simultaneously to: Vroom, Inc., 1375 Broadway, 11th Floor, New York, New York 10018, Attn: Legal Department.

17. MISCELLANEOUS.

(a) Press Releases. Neither Party may use the other Party’s or its Affiliates’ names, or any trademark, service mark, trade name, logo or other commercial or product designations of such Party for any purpose without the prior written consent of the other Party, except as required by Law. Unless required by law, neither Party shall publicize or issue any press release relating to the existence or terms of this Agreement or the services performed by MRS under this Agreement without obtaining the other Party’s prior written consent.

(b) Audit. During the term of this Agreement and for a period of two (2) years thereafter, MRS shall maintain complete and accurate books and records to substantiate MRS’ charges and MRS’ compliance with the provisions of this Agreement. Such records shall include, but not be limited to, supporting documentation for all amounts invoiced and payments made to MRS under this Agreement. During the term of this Agreement and for the first year following expiration or termination of this Agreement, upon prior written notice to MRS, and during regular business hours at MRS’ offices, Dealer or its designee, shall have the right to audit, inspect and make copies of all records maintained by, or under control of MRS to the extent related to the performance by MRS and the fees and expenses billed to Dealer under this Agreement. MRS shall reasonably cooperate with Dealer or its designees in connection with the audit, and assist Dealer, or its designees, as is reasonably required; provided that Dealer shall reimburse MRS for any reasonable out-of-pocket expenses incurred in connection with such cooperation and assistance.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard for its conflict of law principles.

(d) Assignment. Neither Party may assign this Agreement, any portion hereof, or any right or obligation hereunder without the prior written consent of the other Party, provided, however, that either Party may assign this Agreement without such consent in the event of a merger or sale of all or substantially all of that Party’s assets. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(e) Entire Agreement; Amendment. This Agreement (together with the Exhibits hereto), constitutes the complete and exclusive agreement of the Parties and supersedes all prior proposals and agreements between the Parties, in each case with respect to the subject matter hereof. This Agreement may not be amended or modified except by mutual written agreement of the Parties.

(f) Intended Third-Party Beneficiary. The rights and remedies of the Parties set forth in this Agreement are in addition to any rights or remedies that the Parties may have at law or in equity. The Parties further acknowledge and agree that (i) any Affiliate of MRS that provides any Program Services hereunder for any Vehicle, and ( ii) any Affiliate of Dealer that owns any Vehicle for which Program Services are provided hereunder shall be an intended third-Party beneficiary of any provision of this Agreement that is applicable to such Affiliate.

(g) Force Majeure. A Party’s performance of any of its obligations (other than payment obligations) pursuant to this Agreement or any Exhibit will be excused to the extent such Party’s performance is prevented, hindered, or delayed by a Force Majeure Event. To the extent that one or more SLAs is not met as the result of a Force Majeure Event, then such SLA will be deemed suspended during such period. The Parties agree to work together in good faith to devise a mutually agreed upon work around in the event the Party prevented, hindered, or delayed by a Force Majeure Event reasonably determines that resuming the regular performance of its obligations is not practicable under the circumstances. “Force Majeure Event” means any circumstance or cause beyond a Party’s reasonable control and not caused by such Party, its agents or employees, including, without limitation, (a) acts of God, (b) flood, fire, earthquake, severe weather event, explosion, accident, epidemic, pandemic, quarantine (whether or not mandated by a governmental or regulatory body) or other natural or man-made disaster, (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, sabotage, riot, national or regional emergencies or other civil disturbances, (d) acts or failures to act of any governmental or regulatory body (whether civil or military, domestic or foreign), embargoes or blockades, (e) strikes, lockouts, labor shortages, labor stoppages or slowdowns or other industrial disturbances, and (f) outage or shortage of adequate power, telecommunications, internet, supplies, raw materials, fuel, infrastructure or transportation.

(h) Counterparts; Severability. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one agreement. Any photocopy or scanned copy of this Agreement in portable document format (PDF) shall be deemed an original copy for all purposes. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision will be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intention of the Parties, and the remainder of the Agreement, as applicable, shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by each Party’s duly authorized representative as of the date first set forth above.

MRS:	DEALER:

MANHEIM REMARKETING, INC.	LEFT GATE PROPERTY HOLDING, LLC
d/b/a Manheim Retail Solutions	d/b/a Vroom

/s/ Grace Huang	/s/ Dennis Looney
Name: Grace Huang	Name: Dennis Looney
Title: President	Title: Chief Supply Chain Officer

EXHIBIT A

MRS Reconditioning Centers

[***]

A-12

EXHIBIT B

Reconditioning Playbook

The Recon Playbook consists of the reconditioning guidelines and standards provided in the following shared file:

[***]

The guidelines and standards set forth in such shared file may be amended by mutual agreement of MRS and Dealer from time to time in accordance with Section 2(a) of the Agreement.

B-13

EXHIBIT C

Service Level Agreement

MRS

Vehicle Recon Completion

MRS will strive to perform, on average, all Program Services on each Vehicle delivered to an MRS Reconditioning Center and achieve Vehicle Recon Completion within [***] of the date such Vehicle was delivered to the MRS Reconditioning Center (the “Program Cycle”).

MRS shall determine, on a [***], whether the Program Cycle was achieved for each individual MRS Reconditioning Center by calculating [***] to determine whether the particular MRS Reconditioning Center is meeting Program Cycle expectations (each MRS Reconditioning Center so meeting Program Cycle expectations being referred to herein as a “Performing Reconditioning Center”). MRS will report in writing to Dealer (i) [***] and (ii) [***].

For any MRS Reconditioning Center that is not a Performing Reconditioning Center (each a “Non- Performing Reconditioning Center”), Dealer may, in Dealer’s sole and absolute discretion, [***]. If a Non-Performing Reconditioning Center fails to correct the Program Cycle [***]. For the avoidance of doubt, [***] shall be an additional termination right of Dealer under Section 9.2 of the Agreement.

DEALER

[***]

Dealer and MRS agree that, at each QBR Meeting, they will review the [***], and identify and mutually agree upon an [***]. At each Quarter End, Dealer will deliver to MRS a written report setting forth [***].

C-14

In the event that either Party has provided a notice of termination pursuant to Section 9.2(a) of the Agreement, the Parties will review the [***] and work in good faith to establish an appropriate [***].

MRS & DEALER

[***]

The Parties agree that they will work together throughout the Term of the Agreement to establish a [***] and such [***].

The Parties agree that they will work together throughout the Term of the Agreement to establish a pricing structure that provides [***].

C-15

EXHIBIT D

Storage Fees

[***]

D-16

EXHIBIT E

[***]

E-17

EXHIBIT F

Fee Schedule

[***]

Reconditioning Fee Schedule

[***]

F-18